UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Footstar, Inc.
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On June 5, 2008 Footstar, Inc. issued the following press release:

Media Contact: Wendi Kopsick/Jeremy Fielding Kekst and Company 212-521-4800	Investor Contact: Michael Lynch Chief Financial Officer 201-934-2577

FOR IMMEDIATE RELEASE

FOOTSTAR COMMENTS ON TAX TREATMENT OF SPECIAL DISTRIBUTION

MAHWAH, NEW JERSEY, June 5, 2008 -- Footstar, Inc. today announced it has received a tax opinion from a nationally recognized firm that the $1 per share special distribution, paid on June 3, 2008 to shareholders of record on May 28, 2008, more likely than not qualifies as a liquidating distribution from the corporation's perspective.  Footstar shareholders should seek advice from their own tax advisors regarding the tax treatment of this distribution from a shareholder's perspective.  As previously reported, the Company is taking steps to prepare for the anticipated wind-down of its business in 2009.

Footstar has nominated Adam Finerman and Gerald Kelly for re-election to its Board of Directors at its Annual Meeting of Shareholders to be held on June 17, 2008.  Footstar recommends that shareholders vote for Messrs. Kelly and Finerman by returning the WHITE proxy card that has been sent to them.

About Footstar, Inc.

Footstar, Inc. (OTCBB: FTAR) is a discount footwear retailer. The Company operates licensed footwear departments nationwide in Kmart and Rite Aid Stores.

NOTE:  Footstar's certificate of incorporation contains restrictions that prohibit parties from acquiring 4.75% or more of Footstar's common stock without its prior consent and as further provided therein.

Forward-Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of words such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in connection with any discussion of our financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances.  Factors that could affect our forward-looking statements include, among other things, our ability to manage the anticipated wind-down of our current businesses in connection with the termination of our Kmart business, the impact of the payment of the $1.00 per share special distribution on June 3, 2008 on our future cash requirements and liquidity needs, both for our operating plans and any contingencies and obligations, and the other risks and uncertainties discussed more fully in our 2007 Annual Report on Form 10-K and the 2008 first quarter report on Form 10-Q.

Because the information in this release is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding our future performance.  Actual results, performance, events, plans and expectations may differ from our current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to our business, financial condition, results of operations, liquidity or prospects.  Additionally, we do not plan to update any of our forward-looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this release, other than as included in our future required SEC filings, or as may otherwise be legally required.

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